                                                                    EXHIBIT 1(Q)

                              THE BENCHMARK FUNDS

            AMENDMENT NO. 17 TO AGREEMENT AND DECLARATION OF TRUST


                        Termination of Series of Trust
                        ------------------------------

     THE UNDERSIGNED, constituting all the Trustees of The Benchmark Funds, a Massachusetts business trust (the "Trust"), acting pursuant to and in accordance with Article VII, Section 7.3 of the Trust's Agreement and Declaration of Trust dated July 15, 1982, as further amended, do hereby terminate and abolish The Short Duration Portfolio as a series of the Trust effective July 8, 1997. Nothing herein shall affect the other series of the Trust.


     WITNESS our hands as of this 8th day of July, 1997.


                                        /s/ William H. Springer
                                        -------------------------------
                                        William H. Springer


                                        /s/ Edward J. Condon, Jr.
                                        -------------------------------
                                        Edward J. Condon, Jr.


                                        /s/ John W. English
                                        -------------------------------
                                        John W. English


                                        /s/ James J. Gavin, Jr.
                                        -------------------------------
                                        James J. Gavin, Jr.


                                        /s/ Frederick T. Kelsey
                                        -------------------------------
                                        Frederick T. Kelsey


                                        /s/ Richard P. Strubel
                                        -------------------------------
                                        Richard P. Strubel
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STATE OF ILLINOIS:
                       :         SS.  [Notarial Seal]
COUNTY OF COOK         :


     Then personally appeared the above mentioned Trustees and acknowledged this instrument to be their free act and deed this 8th day of July, 1997.

                                        /s/ Nancy James
                                        ---------------------------------
                                        Notary Public


                                        My Commission Expires:   11-21-00
                                                               ----------

                              THE BENCHMARK FUNDS
                             OFFICER'S CERTIFICATE


     The undersigned, John W. Mosior, the duly elected, appointed and serving Vice President of The Benchmark Funds, hereby certifies that Amendment No. 17 to the Agreement and Declaration of Trust dated July 15, 1982 of The Benchmark Funds, as previously amended, a copy of which is attached hereto, has been duly adopted by the Board of Trustees of said entity and said Amendment No. 17 is effective as of the date hereof.


     Dated as of this 8th day of July, 1997.



                                        /s/ John W. Mosior
                                        -------------------------------------
                                        John W. Mosior
                                        Vice President of the Trust


STATE OF ILLINOIS:
                      :  SS.
COUNTY OF COOK        :


     Then personally appeared the above-named John W. Mosior and acknowledged this instrument to be his free act and deed this 8th day of July, 1997.



                                        /s/ Nancy James
                                        -------------------------------------
                                        Notary Public

                                        My Commission expires: 11-21-00
                                                              ---------------


[Notarial Seal]